SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 4, 2003 (March 3, 2003)

                      Furniture Brands International, Inc.
                      ------------------------------------

               (Exact name of Registrant as specified in charter)


        Delaware                    I-91                      43-0337683
-----------------------      -------------------         --------------------
(State of Incorporation)         (Commission                 (IRS Employer
                                 File Number)            Identification Number)




                101 South Hanley Road, St. Louis, Missouri 63105
                ------------------------------------------------
                    (Address of principal executive offices)




                                 (314) 863-1100
                         -------------------------------
                         (Registrant's telephone number)

Item 5. Other Matters

     On March 3, 2003, the Company announced that it expects first quarter 2003 sales to be slightly below the level previously expected and earnings per share on a diluted basis to be in the $0.50 to $0.55 range for the first quarter of 2003 and $2.30 - $2.40 for the full year.

Item 7. Financial Statements and Exhibits

          (c)  Exhibit

               99   Press Release, dated March 3, 2003

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        Furniture Brands International, Inc.




                                By:      /s/  Steven W. Alstadt
                                       ------------------------------
                                       Steven W. Alstadt
                                       Controller and Chief Accounting Officer

Dated:  March 4, 2003

INFORMATION

FOR IMMEDIATE RELEASE


               FURNITURE BRANDS INTERNATIONAL COMMENTS ON OUTLOOK
                    FOR THE FIRST QUARTER AND FULL YEAR 2003

St. Louis, Missouri, March 3, 2003 - Furniture Brands International (NYSE: FBN) announced today it expects first quarter 2003 sales to be slightly below the level previously expected, and first quarter earnings per share on a diluted basis to be in the $0.50 to $0.55 range.

W.G. (Mickey) Holliman, Chairman, President and Chief Executive Officer, said, "When we issued our 2002 year-end results in January, we said we foresaw no improvement in the business climate for the near term. Indeed, since then we have seen business conditions deteriorate somewhat. We are experiencing a continuing soft business environment at the upper-end and our middle-price companies are seeing the difficult year-over-year comparisons we predicted. In addition, adverse weather in January and February resulted in multiple days of manufacturing downtime and significantly impacted retail, particularly on Presidents' Day weekend. As a result, we now foresee a year-over-year decrease in first quarter revenues in the 2-3% range, rather than flat sales as previously suggested. With respect to earnings, we now expect earnings per share in the first quarter to be in the $0.50 to $0.55 range as compared to $0.58 in the first quarter of 2002, five cents lower than our previous guidance.

"For the full year 2003, we continue to believe we will see some recovery in business in the second half, particularly as international uncertainties are resolved and if our domestic economy begins to show renewed strength. We expect solid middle-price point business for the full year even though comparison hurdles, particularly in the early part of 2003, are substantial, and we expect moderately lower high-end sales through the year's first half with anticipated improvement in demand over the balance of the year. Our current expectation for the full year 2003 is for sales growth in the low-single digits with earnings per share in the $2.30 to $2.40 range, ten cents less than previous guidance. We will update this guidance, as is our custom, when we issue our first quarter results on April 23, 2003."

Furniture Brands International is America's largest home furnishings manufacturer, manufacturing and sourcing its products under six of the best-known brand names in the industry - Broyhill, Lane, Thomasville, Henredon, Drexel Heritage and Maitland-Smith. The company markets its products across a broad spectrum of price categories and distributes its products through an extensive system of independently owned national, regional and local retailers.

This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the company's expected earnings per share, the prospects for the overall business environment, and other statements containing the words "expects," "anticipates," "estimates," "believes," and words of similar import. The company cautions investors that any such forward-looking statements are not guarantees of future performance and that certain factors may cause actual results to differ materially from those in the forward-looking statements. Such factors may include: overall business and economic conditions and growth in the furniture industry; changes in customer spending patterns and demand for home furnishings; competitive factors, such as design and marketing efforts by other furniture manufacturers; pricing pressures; success of the marketing efforts of retailers and the prospects for further customer failures; the company's success in furniture design and manufacture; the effects of manufacturing realignments and cost savings programs; and other risk factors listed from time to time in the company's public releases and SEC reports, including but not limited to the most recent reports on Forms 10-Q and 10-K. The company also cautions investors that our forecast for the first quarter and the full year 2003 represents our outlook only as of this date, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.